Exhibit 99.1

Financial Contact:
Josh Hirsberg
(702) 792-7234
joshhirsberg@boydgaming.com

Media Contact:
David Strow
(702) 792-7386
davidstrow@boydgaming.com

BOYD GAMING’S TRIBAL PARTNER, WILTON RANCHERIA,
SECURES LAND IN TRUST IN CALIFORNIA

LAS VEGAS - FEBRUARY 14, 2017 - Boyd Gaming Corporation (NYSE: BYD) today announced that the U.S. Bureau of Indian Affairs has placed into trust for the Wilton Rancheria Tribe a 35.9-acre land parcel in Elk Grove, California. Boyd Gaming currently has an agreement, subject to approval by the National Indian Gaming Commission, to develop and manage a casino resort on the Tribe’s behalf.

The tribe’s land is located adjacent to Howard Hughes Corporation’s planned mall development on Highway 99, approximately 15 miles southeast of Sacramento. The Tribe will be required to enter into a compact with the State of California before proceeding with a gaming project at the site.

“The Tribe is excited to partner with Boyd Gaming to help develop our proposed resort and casino in Elk Grove, California,” said Raymond Hitchcock, Chairman of Wilton Rancheria. “They have been a leader in the gaming industry for over 40 years and their core family values and customer-friendly entertainment reflect our own vision of success.”

“We congratulate the Wilton Rancheria Tribe on reaching this major milestone toward self-sufficiency,” said Keith Smith, President and Chief Executive Officer of Boyd Gaming. “Boyd Gaming is honored to be their partner, and we look forward to working closely with Chairman Hitchcock and the Wilton Tribe in developing an exciting and compelling entertainment resort that the entire community can take pride in.”

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 24 gaming entertainment properties located in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana and Mississippi. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding Boyd Gaming's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding Boyd Gaming's partnership with the Wilton Rancheria Tribe to develop a new resort and casino. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, Boyd Gaming can provide no assurances regarding the timing or effects of Boyd Gaming's partnership with the Wilton Rancheria Tribe or the development of the new resort and casino. Among the factors that could cause actual results to differ materially are the following: competition, litigation, financial community and rating agency perceptions of Boyd Gaming, changes in laws and regulations, including increased taxes, weather, regulation, economic, credit and capital market conditions and the effects of war, terrorist or similar activity. In addition, development projects are subject to the many risks inherent in the construction of a new enterprise, including, among others, unanticipated design, construction, regulatory, environmental and operating problems and lack of demand for Boyd Gaming's projects, as well as unanticipated delays and cost increases, shortages of materials, shortages of skilled labor or work stoppages, unforeseen construction scheduling, engineering, environmental, permitting, construction or geological problems, weather interference, floods, fires or other casualty losses. Boyd Gaming cannot assure that any project will be completed, if at all, on time or within established budgets, or that any project will result in increased earnings to Boyd Gaming. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of Boyd Gaming's filings with the SEC, and in Boyd Gaming's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to Boyd Gaming as of the date hereof, and Boyd Gaming assumes no obligation to update any forward-looking statement.

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